                                                                    Exhibit 4.17


THE WARRANT REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO ISSUER THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                          -----------------------------
                        XM SATELLITE RADIO HOLDINGS INC.
                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------
     Certificate No.  2                              Number of Shares: 90,000

     This certifies that, for good and valuable consideration, XM Satellite Radio Holdings Inc., a Delaware corporation (the "Company"), grants to CNBC, Inc., a Delaware corporation ("CNBC"), the right to subscribe for and purchase from the Company Ninety Thousand (90,000) shares of the Company's Class A common stock, par value $0.01 per share (the "Common Stock"), subject to the terms, conditions and adjustments herein set forth. Certain capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 11.

1.     NUMBER OF WARRANT SHARES; EXERCISE PRICE.

Subject to terms, conditions and adjustments as set forth in Section 7.1 and elsewhere herein, the Warrantholder shall have the right, in respect of this Warrant, to purchase up to an aggregate of 90,000 shares of Common Stock (the "Warrant Shares") at a purchase price per share (the "Exercise Price") equal to $26.50.

2.     DURATION AND EXERCISE OF WARRANT; LIMITATIONS ON EXERCISE; PAYMENT OF
       TAXES.

             2.1 EXERCISABILITY OF WARRANT. This Warrant shall first become exercisable ("vest") in installments as follows:

                    (a) upon the first anniversary of the Commencement of Commercial Operations, the right to exercise this Warrant shall vest in respect of, and this Warrant shall become exercisable for, 30,000 of the Warrant Shares;

                    (b) upon the second anniversary of the Commencement of Commercial Operations, the right to exercise this Warrant shall vest in respect of, and this Warrant shall become exercisable for, 30,000 of the Warrant Shares;

                    (c) upon the third anniversary of the Commencement of Commercial Operations, the right to exercise this Warrant shall vest in respect of, and this Warrant shall become exercisable for, 30,000 of the Warrant Shares; and

             PROVIDED, HOWEVER, that notwithstanding anything to the contrary in this Warrant, in the event that the CNBC Agreement is terminated
             (i) by the Company pursuant to Section 2.4(c), 2.4(e), 5.1, 5.3,
             9.2 or Article 8 of the CNBC Agreement, or (ii) by the Warrantholder pursuant to Section 5.4, 5.5 or Article 8 of the CNBC Agreement, then in no event shall this Warrant vest in respect of, or become exercisable for, any Warrant Shares other than those Warrant Shares in respect of which this Warrant had vested prior to the time of any such termination of the CNBC Agreement. If any portion of the Warrant fails to vest and cannot vest in the future, that portion of the Warrant shall terminate upon the failure to vest (and if all other portions of the Warrant have previously terminated or been exercised in full, the Warrant shall be terminated in its entirety). The Warrantholder shall have no right to exercise this Warrant prior to the first anniversary of the Commencement of Commercial Operations.

             2.2 DURATION AND EXERCISE OF WARRANT. Subject to the terms and conditions set forth herein, including Section 2.1, the Warrant may be exercised, in whole or in part, prior to the Expiration Date in respect of the Warrant Shares to be exercised, by the Warrantholder by:

                    (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date; and

                    (b) the delivery of payment to the Company, for the account of the Company, by cash, by certified or bank cashier's check or by wire transfer of immediately available funds in accordance with wire instructions that shall be provided by the Company upon request, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America; PROVIDED, HOWEVER, that no such payment need be delivered if the Warrantholder elects to exercise the Warrant pursuant to the Cashless Exercise or the In-Kind Exercise described below.

       In lieu of payment of the Exercise Price in cash, at the option of the Warrantholder, as indicated on the Exercise Form, the Warrantholder may
       (i) demand that the Company reduce the number of shares of Common Stock to be delivered to such Warrantholder upon exercise of the Warrant then being exercised so that the Warrantholder receives a number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the

       Exercise Price as of the date of exercise were being made in cash and (y) the Cashless Exercise Ratio (a "Cashless Exercise"), or (ii) deliver shares of Common Stock having a Fair Market Value, determined on the day on which the Warrant is exercised, equal to the aggregate Exercise Price to be paid, that are either held by the Warrantholder or are acquired in connection with such exercise, and without payment of the Exercise Price in cash (an "In-Kind Exercise"). The Warrantholder may use the Cashless Exercise or In-Kind Exercise option whether this Warrant is being exercised in full or in part. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

             2.3 LIMITATIONS ON EXERCISE. Notwithstanding anything to the contrary herein, this Warrant may be exercised only upon (i) the delivery to the Company of any certificates, legal opinions, and other documents reasonably requested by the Company to satisfy the Company that the proposed exercise of this Warrant may be effected without registration under the Securities Act, and (ii) receipt by the Company of approval of any applicable Governmental Authority (other than the FCC) of the proposed exercise. The Warrantholder shall not be entitled to exercise this Warrant, or any part thereof, unless and until such approvals, certificates, legal opinions or other documents are reasonably acceptable to the Company. The cost of such approvals, certificates, legal opinions and other documents under clauses (i) and (ii) of this Section 2.3, if required, shall be borne by the Warrantholder. In the event that the FCC shall object to the proposed exercise of the Warrant, then the Company, at its expense, shall be solely responsible for taking any and all action required to obtain FCC approval to permit such exercise as promptly as practicable.

             2.4 WARRANT SHARES CERTIFICATE. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five Business Days after receipt of the Exercise Form and receipt of payment of the purchase price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new warrant evidencing the rights to purchase the remaining Warrant Shares, which new warrant shall in all other respects be identical with this Warrant.

             2.5 PAYMENT OF TAXES. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any documentary, stamp or similar stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

3.     RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS.

             3.1 TRANSFER OF WARRANT. This Warrant may not be transferred by the Warrantholder, except with the written consent of the Company; PROVIDED, HOWEVER, that the Warrantholder may transfer this Warrant to any Affiliate of the Warrantholder without the prior written consent of the Company.

3.2      RESTRICTIVE LEGENDS.

                    (a) Except as otherwise permitted by this Section, this Warrant shall (and each Warrant issued in substitution for any Warrant pursuant to Section 5 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

                           THE WARRANT REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT (A)

                           PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR (B) IF REQUESTED, UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO ISSUER THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                    (b) Except as otherwise permitted by this Section, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                    (c)    Notwithstanding paragraphs (a) and (b) of this
                           Section 3.2, the Warrantholder may require the Company to issue to the Warrantholder a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or
                           (ii) the Warrantholder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

4.       RESERVATION AND REGISTRATION OF SHARES, ETC.

         The Company covenants and agrees as follows:

                    (a) all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issue thereof;

                    (b) during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights and any liens and encumbrances, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant; and

                    (c) the Company will, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

5.       LOSS OR DESTRUCTION OF WARRANT.

         Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

6.       OWNERSHIP OF WARRANT.

         The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer in accordance with the restrictions on transfer set forth herein.

7.     CERTAIN ADJUSTMENTS

             7.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                    (a) STOCK DIVIDENDS. If at any time after the date of the issuance of this Warrant (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock; or
                           (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that the Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

                    (b) COMBINATION OF STOCK. If the number of shares of Common Stock outstanding at any time after the date of the issuance of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that the Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

                    (c) REORGANIZATION, ETC. If any capital reorganization of the Company, any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company with or into any other Person, or any sale or lease or other transfer of all or substantially all of the assets of the Company to any other Person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that the Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. If the Company effects any such consolidation, merger or sale, lease or other transfer, the Company shall ensure that prior to, or simultaneously with, the consummation thereof, the successor Person (if other than the Company) resulting from such consolidation or merger, or such Person purchasing, leasing or otherwise acquiring such assets, shall assume, by written instrument, the obligation to deliver to the Warrantholder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, the Warrantholder may be entitled and all other obligations of the Company under this Warrant. The provisions of this paragraph (c) shall apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leasing transactions and other transfers.

                    (d) DISTRIBUTIONS TO ALL HOLDERS OF COMMON STOCK. If the Company shall, at any time after the date of issuance of this Warrant, fix a record date to distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (not including regular quarterly cash dividends and distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities, then the Warrantholder shall be entitled to receive, upon exercise of this Warrant, that portion of such distribution to which it would have been entitled had the Warrantholder exercised its Warrant immediately prior to the date of such distribution. At the time it fixes the record date for such distribution, the Company shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this Subsection. The Company shall promptly (but in any case no later than five Business Days prior to the record date of such distribution) give notice to the Warrantholder that such distribution will take place.

                    (e) FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued to the Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to the Warrantholder, the Company will pay to the Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Common Stock.

                    (f) CARRYOVER. Notwithstanding any other provision of this Section 7, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 0.10% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 0.10% or more of the number of shares to be so delivered.

                    (g) EXERCISE PRICE ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

             7.2 RIGHTS OFFERING. In the event the Company shall effect an offering of Common Stock pro rata among its stockholders, the Warrantholder shall be entitled to elect to participate in each and every such offering as if this Warrant had been exercised immediately prior to each such offering. The Company shall promptly (but in any case no later than five Business Days prior to such rights offering) give notice to the Warrantholder that such rights offering will take place. The Company shall not be required to make any adjustment with respect to the issuance of shares of Common Stock pursuant to a rights offering in which the holder hereof elects to participate under the provisions of this Section 7.2.

             7.3 NOTICE OF ADJUSTMENTS. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company at its expense shall promptly give to the Warrantholder notice of such adjustment or adjustments and a certificate of the independent public accountants regularly employed by the Company or a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (which shall be appointed at the Company's expense) setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

             7.4 NOTICE OF EXTRAORDINARY CORPORATE EVENTS. In case the Company after the date hereof shall propose to (i) distribute any dividend (whether stock or cash or otherwise) to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), any capital reorganization, any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), any sale or lease or transfer or other disposition of all or substantially all of its property, assets and business, or the liquidation, dissolution or winding up of the Company, or (iv) otherwise effect any of the transactions described in Section 7.1(a),
                    (b), (c) or (d) or Section 7.2, then, in each such case, the Company shall give to the Warrantholder notice of such proposed action, which notice shall specify the date on which (a) the books of the Company shall close, or (b) a record shall be taken for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or (c) such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date, if any, as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action. Such notice shall be given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least 30 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

             7.5 EFFECT OF FAILURE TO NOTIFY. Failure to file any certificate or notice or to give any notice, or any defect in any certificate or notice pursuant to Sections 7.3 and 7.4 shall not affect the legality or validity of the adjustment to the Exercise Price, the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

8. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Warrantholder the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Warrantholder to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees, at all times when the Warrantholder may need to rely on Rule 144 to sell such securities to the public without registration, to:

                    (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                    (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                    (c) furnish to the Warrantholder so long as the Warrantholder owns this Warrant, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Warrantholder to sell such securities without registration.

9. AMENDMENTS. Any provision of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent or approval of the Company and the Warrantholder. Any amendment or waiver effected in accordance with this Section shall be binding upon the Warrantholder and the Company.

10. EXPIRATION OF THE WARRANT. The obligations of the Company pursuant to this Warrant shall terminate on the Final Expiration Date.

11.      DEFINITIONS.

As used herein, unless the context otherwise requires, the following terms have the following respective meanings: Affiliate: with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.
Business Day: any day other than a Saturday, Sunday or a day on which banks are required or authorized by law to close in The City of New York, State of New York.
Bylaws: the bylaws of the Company, as the same may be amended and in effect from time to time.
Cashless Exercise Ratio: a fraction, the numerator of which is the excess of the Fair Market Value per share of Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Fair Market Value per share of the Common Stock on the date of exercise. Certificate of Incorporation: the Certificate of Incorporation of the Company, as the same may be amended and in effect from time to time.
CNBC Agreement: the Programming Partner Agreement, dated as of May 1, 2001, by and between XM Satellite Radio Inc. and CNBC, Inc.
Commencement of Commercial Operations: the commencement of commercial operations of XM Satellite Radio Inc. ("XM") as publicly announced by XM, or September 1, 2001, whichever first occurs.
Common Stock:  the meaning specified on the cover of this Warrant.
Company:  the meaning specified on the cover of this Warrant.
Contractual Obligation: as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound. Control (including the terms "controlled by" and "under common control with"): with respect to the relationship between or among two or more Persons, the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
Exchange Act: the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to a comparable section, if any, of any such similar Federal statute.
   Exercise Form: a request to exercise this Warrant in respect of some or all of the Warrant Shares in the form annexed hereto as Exhibit A.
Exercise Price:  the meaning specified in Section 1 of this Warrant.
Expiration Date:
             (i)      with respect to the Warrant Shares described in
                      Section 2.1(a) of this Warrant, on the eleventh anniversary of the Commencement of Commercial Operations;

             (ii)     with respect to the Warrant Shares described in
                      Section 2.1(b) of this Warrant, on the twelfth anniversary of the Commencement of Commercial Operations;

             (iii) with respect to the Warrant Shares described in Section 2.1(c) of this Warrant, on the thirteenth anniversary of the Commencement of Commercial Operations;

in each case, at 5:00 PM, New York City time.

Fair Market Value: with respect to a share of Common Stock as of a particular date:
(A) For purposes of determining the Exercise Price pursuant to Section 1 hereof, means
         (i) if the Common Stock is registered under the Exchange Act, (a) the average of the daily closing sales prices of the Common Stock for the 20 consecutive trading days immediately preceding such date, or (b) if the securities have been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of trading days before such date for which closing sales prices are available, in the case of each of (a) and (b), as certified by any Vice President or the Chief Financial Officer of the Company; or

         (ii) if the Common Stock is not registered under the Exchange Act, then the Fair Market Value shall be as reasonably determined in good faith by the Board of Directors of the Company or a duly appointed committee thereof (which determination shall be reasonably described in the written notice given to the Warrantholder); provided, however, that if the Warrantholder reasonably objects to such determination of Fair Market Value by the Board of Directors or a duly appointed committee thereof, then such determination shall be referred to an unaffiliated investment banking firm of national reputation whose determination shall be final and binding upon the parties.

For the purposes of clause (A)(i) of this definition, the closing sales price for each such trading day shall be: (1) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day; (2) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company; (3) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each Business Day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported; and (4) if there are no bid and asked prices reported during the 30 days prior to the date in question, the Fair Market Value shall be determined as if the securities were not registered under the Exchange Act.

(B) FOR ALL OTHER PURPOSES HEREOF, MEANS

          (i) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day;

          (ii) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company;

          (iii) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each Business Day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported; and

          (iv) if there are no bid and asked prices reported during the 30 days prior to the date in question, the Fair Market Value shall be determined as if the securities were not registered under the Exchange Act pursuant to clause (A)(ii) above.

FCC:  the Federal Communications Commission.
Final Expiration Date: 5:00 PM, New York City time, on the thirteenth anniversary of the Commencement of Commercial Operations.
Governmental Authority: the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body having or asserting jurisdiction over a Person, its business or its properties.
Grant Date: the date of the CNBC Agreement.
Lien: any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction or other security interest of any kind or nature whatsoever.
Person: any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.
Requirement of Law: as to any Person, the Certificate of Incorporation and bylaws, or other organizational or governing documents, of such Person, and any law, treaty, rule, regulation, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

Rule 144:  the meaning specified in Section 8 of this Warrant.
SEC: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities
Act or the Exchange Act, whichever is the relevant statute for the particular purpose.
Securities Act: the meaning specified on the cover of this Warrant, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such similar Federal statute.
Warrant Shares: the meaning specified on the cover of this Warrant.
Warrantholder: CNBC (for so long as CNBC holds any interest in the Warrant) and any transferee of CNBC's rights in the Warrant in accordance with
Section 3.1 hereof (for so long as such transferee holds such rights).

12. NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all time in good faith assist in the carrying out of all such terms and in the taking of all such reasonable actions as may be necessary or appropriate to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company shall (a) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (b) provide reasonable assistance to the Warrantholder in obtaining all authorizations, exemptions or consents from any Governmental Authority which may be necessary in connection with the exercise of this Warrant.

13.    MISCELLANEOUS.

             13.1 ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrant.

             13.2 BINDING EFFECTS; BENEFITS. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any Person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

             13.3 SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

             13.4 PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

             13.5 FURTHER ASSURANCES. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

             13.6 NOTICES. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if (i) delivered personally or (ii) sent by facsimile or recognized overnight courier or by United States first class certified mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto: if to the Company, addressed to:
                    XM Satellite Radio Holdings Inc.
                    1500 Eckington Place, N.E.
                    Washington, D.C.   20002
                    Attention:  Chief Financial Officer
                    Facsimile:  (202) 380-4501

                    if to the Warrantholder, addressed to:
                    CNBC, Inc.
                    2200 Fletcher Avenue
                    Fort Lee, New Jersey 07024
                    Attention:  Andy Warren
                    Vice President, Finance
                    Facsimile:  (201) 346-6727

       Except as otherwise provided herein, all such notices and communications shall be deemed to have been received (a) on the date of delivery thereof, if delivered personally or sent by facsimile, (b) on the second Business Day following delivery into the custody of an overnight courier service, if sent by overnight courier, provided that such delivery is made before such courier's deadline for next-day delivery, or (c) on the third Business Day after the mailing thereof.

             13.7 SEPARABILITY. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

             13.8 GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State, except that all matters relating to issuances of stock shall be governed by Delaware General Corporation Law.

             13.9 NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be deemed to confer upon the Warrantholder any rights as a stockholder of the Company except to the extent that this Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have been issued, as provided herein. No provision hereof, in the absence of affirmative action by the Warrantholder hereof to purchase shares of Common Stock and no enumeration herein of the rights or privileges of the Warrantholder hereof, shall give rise to any liability of such Warrantholder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

           13.10 REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants, as of the date hereof, to the Warrantholder as follows:

                    (a) CORPORATE EXISTENCE AND POWER. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is engaged; and (iii) has the corporate power and authority to execute, deliver and perform its obligations under this Warrant. The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification.

                    (b) CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Warrant and the transactions contemplated hereby, including, without limitation, the sale, issuance and delivery of the Warrant Shares,
                           (i) have been duly authorized by all necessary corporate action of the Company; (ii) do not contravene the terms of the Certificate of Incorporation or Bylaws; and (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or other material agreement of the Company or the Certificate of Incorporation or Bylaws.

                    (c) ISSUANCE OF WARRANT SHARES. The Warrant Shares have been duly authorized and reserved for issuance. When issued, such shares will be validly issued, fully paid and non-assessable, and free and clear of all Liens and preemptive rights, and the holders thereof shall be entitled to all rights and preferences accorded to a holder of Common Stock.

                    (d) BINDING EFFECT. This Warrant has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                     XM SATELLITE RADIO HOLDINGS INC.
                                     By: Hugh Panero


                                         ------------------------------
                                         Hugh Panero
                                         President and Chief Executive Officer

Dated:  May ___, 2001

Attest:
BY:       JOSEPH M. TITLEBAUM
          -----------------------------------------
          JOSEPH M. TITLEBAUM
          SENIOR VICE PRESIDENT AND GENERAL COUNSEL

                                    Exhibit A
                                  EXERCISE FORM
                 (To be executed upon exercise of this Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ shares of Common Stock and herewith tenders payment for such Common Stock to the order of XM Satellite Radio Holdings Inc. in the amount of $__________, which amount includes payment of the par value for _________ of the Common Stock, in accordance with the terms of this Warrant. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of __________________ and that such certificates be delivered to __________________ whose address is ______________________________.
Dated:______________

                                    Signature
                                               ------------------------------

                                               ------------------------------
                                               (Print Name)

                                               ------------------------------
                                               (Street Address)

                                               ------------------------------
                                               (City)  (State)  (Zip Code)

SIGNED IN THE PRESENCE OF:


--------------------------